UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5,2021 (November 5, 2021)

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 5, 2021, Lauren Romer, the Chief Legal Officer of Ping Identity Holding Corp. (the “Company”), announced her intention to leave her position as Chief Legal Officer effective December 31, 2021 following eleven years with the Company in order to pursue a new opportunity.  Effective January 10, 2022, the Company’s Chief Legal Officer will be Shalini Sharma.

Since May 2020, Ms. Sharma has served as the Senior Vice President and General Counsel at Vantage Data Centers, where she oversees legal and corporate governance and compliance. Prior to Vantage, Ms. Sharma was the Assistant General Counsel and Chief Privacy Officer at Broadridge Financial Solutions, Inc. (NYSE: BR), where she was responsible for legal activities and information privacy across the global organization.

Ms. Sharma was previously in private practice as a corporate transactional attorney in the New York office of Curtis, Mallet-Prevost, Colt & Mosle LLP where she was involved in cross-border and domestic M&A transactions, public and private financings, and securities transactions.  Ms. Sharma received a Juris Doctor from the University of Texas School of Law, and a Master of Arts in Social Sciences and a Bachelor of Arts in Latin American Studies, both from the University of Chicago.  She is also the recipient of a Fulbright award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: November 5, 2021	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer